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     CONSULTING AGREEMENT


     THIS AGREEMENT is dated as of the 19th day of February, 1996


B E T W E E N :


               GLOBESAT HOLDING CORP., a corporation incorporated under the laws of the State of Utah


               (hereinafter referred to as the "Corporation")


     - and -


               TODDINGTON INVESTMENTS, LTD., a corporation
                      incorporated
               under the laws of the Turks & Caicos

               (hereinafter referred to as the "Consultant")


     WHEREAS the Corporation wishes to retain the service of the Consultant as a consultant of the Corporation, and the Consultant desires to serve as consultant for the Corporation;

     AND WHEREAS the Corporation has entered into the Joint Venture Agreement (as defined below);

     AND WHEREAS the parties hereto wish to set out the terms and conditions of the Consultant's tenure with the Corporation;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed by and between the parties hereto as follows:

Consulting Arrangement

1. The Consultant shall be engaged as consultant by the Corporation and shall, to the satisfaction of the Corporation, faithfully, honestly and diligently perform such duties and responsibilities and exercise such powers as the Corporation may, acting reasonably, from time to time decide in connection with the introduction and facilitation of meetings with key representatives of Startech Environmental Corporation ("Startech").

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2.   The Corporation shall engage the Consultant and the Consultant shall serve the Corporation as consultant upon and subject to the terms and conditions of this Agreement, commencing on the date hereof until termination in accordance with the provisions of this Agreement.

Compensation

3. Upon the execution of a joint venture agreement between the Corporation, or an affiliate, and Startech, or an affiliate, in connection with the establishment of a joint venture between the parties in respect of commercializing certain plasma waste converter systems developed by Startech which are designed to convert tires into commodity products, principally comprised of iron and synthetic gas (the "Joint Venture Agreement"), the Corporation shall issue to the Consultant 400,000 shares of common stock in the capital of the Corporation (the "GSAT Common Shares") pursuant to Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Act").

Termination of Consulting Arrangement

4. The consulting arrangement with the Consultant may be terminated by the Corporation at any time without prior notice for cause. Notwithstanding such termination, the Consultant shall be entitled to retain the GSAT Common Shares issued hereunder.

5. The term of this consulting agreement shall, unless terminated earlier in accordance with section 4 or 6 hereof, automatically end on a date which is one year from the date hereof.

6. The Consultant may at any time resign upon 30 days' advance notice to the Corporation of such resignation. Notwithstanding such resignation, the Consultant shall be entitled to retain the GSAT Common Shares issued hereunder.

Representations and Warranties of the Consultant

7. The Consultant hereby represents and warrants to the Corporation (which representations and warranties shall survive the execution of this Agreement) that:

a. the Consultant is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;



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b.   this Agreement has been duly authorized, executed and
delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Consultant;

c. the execution and delivery of this Agreement by the Consultant and the performance and compliance with the terms hereof will not result in any breach, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both, will constitute a default under, any term or provision of the Consultant's constating documents, by-laws or resolutions or any indenture, contract, agreement (whether written or oral), instrument or other document to which the Consultant is a party or to which it is subject, or any judgment, decree, order, statute, rule or regulation applicable to it;

d. the Consultant is neither a "U.S. Person" (as defined in Rule 902(1) of Regulation S promulgated under the Act) and is not obtaining the GSAT Common Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased the GSAT Common Shares in a transaction that did not require registration under the Act;

e. the Consultant was not formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act or is owned by accredited investors (as that term is defined in Rule 501(a) of the Act) who are not natural persons, estates or trusts;

f. neither the Consultant nor any of its "affiliates" (persons directly or indirectly controlling, controlled by or under common control of or any person) acting on behalf of the Consultant or any such affiliate of the Consultant has or will engage in any "directed selling efforts" as such term is defined in Rule 902 of Regulation S which may condition the U.S. market with respect to the GSAT Common Shares;

g. the Consultant understands that the GSAT Common Shares have not been approved or disapproved by the Securities and Exchange
Commission or any state securities agencies and no registration statement has been filed with any regulatory agency;

h. the Consultant is not an underwriter and would be acquiring the GSAT Common Shares solely for investment for its own account and not with a view to, or for, resale in connection with a distribution within the meaning of the Act, the state securities acts or any other applicable state securities acts;



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i.   to the extent that any federal and/or state securities laws shall require, the Consultant hereby agrees that any securities acquired pursuant to this Agreement shall be without preference as to assets;

j. the certificate for the GSAT Common Shares acquired hereby will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S;

k. the offer and sale of the GSAT Common Shares referred to herein is being made outside the United States within the meaning of Regulation 901 and is in full compliance with Regulation 903;

l. the Consultant agrees to resell such GSAT Common Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;

m. the Consultant has not and will not have a "short" position in the GSAT Common Shares at any time following 40 days from the date of acquisition of the GSAT Common Shares;

n. all information which the Consultant has provided to the Corporation concerning the Consultant including all information contained herein, is complete and correct as of the date of this Agreement and, if there should be any material change in such information while this Agreement is in force, the Consultant will immediately provide the Corporation with such information; and

o. the Consultant acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining the Consultant's eligibility to acquire the GSAT Common Shares under relevant securities legislation. The Consultant agrees to indemnify GSAT and its and his respective directors, officers, employees and agents, as the case may be, against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused by or arising from reliance thereon.

Representations and Warranties of the Corporation

8. The Corporation hereby represents and warrants to the Consultant (which representations and warranties shall survive the execution of this Agreement) that:






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a.   the Corporation is duly incorporated and validly subsisting under the laws of the State of Utah and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;

b. this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Corporation; and

c. the execution and delivery of this Agreement by the Corporation and the performance and compliance with the terms hereof will not result in any breach, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both, will constitute a default under, any term or provision of the Corporation's constating documents, by-laws or resolutions or any indenture, contract, agreement (whether written or oral), instrument or other document to which the Corporation is a party or to which it is subject, or any judgment, decree, order, statute, rule or regulation applicable to it.

Confidentiality

9. The Consultant acknowledges that in the course of its performance of its duties with the Corporation it will be privy to information confidential and proprietary to the Corporation and to its clients ("Confidential Information"). Such Confidential Information includes but is not limited to: secret business methods and systems of the Corporation; the terms of contractual relations with clients; subscriber lists; confidential information of clients; business strategic development plans; financial information and internal practices and procedures in respect of the Corporation.

10. The Consultant hereby acknowledges that the disclosure of the Confidential Information referred to in section 9 herein to any third party would be harmful to the business interests of the Corporation. The Consultant therefore agrees and undertakes that it shall not at any time, either during its tenure hereunder or thereafter, directly or indirectly, reveal to any third party any such Confidential Information, directly or indirectly utilize, in any way, either on its own behalf or on behalf of any third party, any such Confidential Information except any such Confidential Information which may hereafter be in the public domain.

11. Upon termination of its consulting arrangement with the Corporation, the Consultant shall promptly return to the Corporation originals or copies of any and all materials,
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documents, notes, including, customer lists, records, drawings and other customer information, all samples, market share reports, customer contracts, prices and rates, account management, data processing programs and financial information, which is in the Consultant's possession or control and relates or belongs to the Corporation.

Relationship of the Parties

12. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultant shall be an independent contractor and not an employee of the Corporation. The Consultant shall not have authority to act as the agent of the Corporation except when such authority is specifically delegated to the Consultant by the Corporation.

General Contract Provisions

13. The Consultant covenants and agrees to deliver such documents, certificates, assurances and other instruments as may be required to carry out the provisions of this Agreement.

14. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

15. This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

16. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

17. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. Except as expressly provided in this Agreement, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any other provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

18. If any covenant or provision in this Agreement is determined to be void or unenforceable in whole or in part, such covenant or provision shall be severable from all other covenants and provisions hereof and shall not affect or impair the validity of any other covenant or provision hereof.

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19.   Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is

a. delivered personally to such party or to an officer or director of such party, as applicable, or

b. sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada, or

c.   sent by telecopy machine.

Notices shall be sent to the following addresses or telecopy numbers:

     a.   in the case of the Corporation:

               BCE Place
               181 Bay Street, Suite 1800
               Toronto, Ontario
               M5J 2T9

               Attention:     Mr. Avi S. Greenspoon
               Telecopier:    (416) 364-4916

     b.   in the case of the Consultant:

               c/o G. Colin Raynor
               3600 Billings Court, Suite 210
               Burlington, Ontario
               L7N 3N6

               Attention:     Mr. G. Colin Raynor
               Telecopier:    (905) 632-4520

or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

     Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall

d. if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

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e.   if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth business day following the date of mailing, unless at any time between the date of mailing and the fourth business day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

f. if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

20. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide the other party hereto with a copy of this Agreement bearing original signatures forthwith upon demand.

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          IN WITNESS WHEREOF this Agreement has been executed by
the parties hereto.


GLOBESAT HOLDING CORP.


Per: /S/ Mel B. Greenspoon, Chairman and Chief Executive Officer


TODDINGTON INVESTMENTS, LTD.


Per: /S/ G. Colin Rayner, Designated Signing Officer